SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 JANUARY 8, 2001
                        (Date of earliest event reported)



                          INTERNET VENTURE GROUP, INC.
             (Exact name of Registrant as Specified in its Charter)



    FLORIDA                     33-19196-A                          59-2919648
(State or Other                (Commission                        (IRS Employer
Jurisdiction of                File Number)                       Identification
Incorporation)                                                        Number)


      9307 WEST SAM HOUSTON PARKWAY, SOUTH, BLDG. 100, HOUSTON, TEXAS 77049
               (Address of Principal Offices, including zip code)


                                 (713) 596-9308
              (Registrant's telephone number, including area code)



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On January 8, 2001 and effective immediately, Internet Venture Group, Inc. (the "Company") selected the accounting firm of Wrinkle, Gardner & Company, PC ("WGC") as the independent accountants for the Company for the fiscal year ending December 31, 2000 to replace the accounting firm of Michael Johnson & Co., LLC ("Johnson"). The decision to change accountants was approved by the Board of Directors of the Company.

         Over the course of the Company's two most recent fiscal years and through the date of Johnson's replacement (the "Pre-Effective Period"), there were no disagreements between the Company and Johnson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements (if not resolved to the satisfaction of Johnson) would have caused Johnson to make reference in connection with their report to the subject matter of the disagreements. The accountants' report on the consolidated financial statements of the Company for the fiscal year ended December 31, 1999 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope or accounting principles.

         During the Pre-Effective Period, the Company (or anyone on the Company's behalf) did not consult with WGC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements and neither a written report nor oral advice was provided to the Company that WGC concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue.

         The Company has requested Johnson to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Johnson agrees with the above statements.

ITEM 7.  EXHIBITS

         16.      Letter from Michael Johnson & Co., LLC

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               INTERNET VENTURE GROUP, INC.


Dated:  January 11, 2001                       By: /s/ Elorian Landers
                                                  -------------------------
                                               Name:  Elorian Landers
                                               Title: President



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                                  EXHIBIT INDEX


Exhibit
Number                           Description
------                           -----------

16.                              Letter from Michael Johnson & Co., LLC